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 As filed with the Securities and Exchange Commission on February 3, 1998
                                                  Registration No. 333-

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549
                                ---------------------
                                       FORM S-8
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                                   PAULA FINANCIAL
                (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                          95-4640368
  (State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                     Identification Number)

        GATEWAY PLAZA                                           91101
    300 NORTH LAKE AVENUE,                                   (Zip Code)
          SUITE 300
     PASADENA, CALIFORNIA
(Address of Principal Executive Offices)

           PAULA FINANCIAL & SUBSIDIARIES 401(K) RETIREMENT SAVINGS PLAN
                             (Full Title of the Plans)

                              BRADLEY K. SERWIN, ESQ.
                      SENIOR VICE PRESIDENT & GENERAL COUNSEL
                                  PAULA FINANCIAL
                                   GATEWAY PLAZA
                          300 NORTH LAKE AVENUE, SUITE 300
                             PASADENA, CALIFORNIA 91101
                      (Name and Address of Agent for Service)

                                   (626) 304-0401
           (Telephone Number, Including Area Code, of Agent for Service)
                                    -----------
                                     Copies to:
                              RICHARD A. STRONG, ESQ.
                            GIBSON, DUNN & CRUTCHER LLP
                               333 South Grand Avenue
                           Los Angeles, California 90071
                                    (213) 229-7000

--------------------------------------------------------------------------------
                                    --------------
                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
      TITLE OF       AMOUNT TO BE      PROPOSED        PROPOSED     AMOUNT OF
     SECURITIES     REGISTERED (1)     MAXIMUM         MAXIMUM    REGISTRATION
  TO BE REGISTERED                  OFFERING PRICE     AGGREGATE       FEE
                                       PER SHARE    OFFERING PRICE
--------------------------------------------------------------------------------
 Common Stock,       85,800            $ 23.31        $ 1,999,998     $590(2)
 $0.01 par value
 per share

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Calculated pursuant to Rules 457(c) and 457(h)(1) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on January 30, 1998, which was $23.31.


                                       1

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                                        PART I

ITEM 1.        PLAN INFORMATION.

               Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2.        REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

               Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                       PART II

                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1)   The Registrant's Prospectus filed pursuant to Rule 424(b) on October 27,
      1997;

(2) The Registrant's quarterly report on Form 10-Q filed with the Commission on November 14, 1997; and

(3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 filed on August 8, 1997, as amended.

               All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

               Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.


                                      2

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ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 102 of the Delaware General Corporation Law (the "DGCL") authorizes a Delaware corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of its directors to the corporation and its stockholders for monetary damages for breach of the directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such provision, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although Section 102 of the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Company's Certificate of Incorporation and Bylaws include provisions which limit or eliminate the personal liability of its directors to the fullest extent permitted by
Section 102 of the DGCL. Consequently, a director or officer will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions and (iv) any transaction from which the director derived an improper personal benefit.

               The Company's Certificate of Incorporation and Bylaws also provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation or enterprise. The inclusion of these indemnification provisions in the Company's Certificate of Incorporation and Bylaws is intended to enable the Company to attract qualified persons to serve as directors and officers who might otherwise be reluctant to do so. The Company may, in its discretion, similarly indemnify its employees and agents.

               Depending upon the character of the proceeding, the Company may indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the


                                      3

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extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, under the DGCL, the Company would have the obligation to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

               In addition, the limited liability provisions in the Certificate of Incorporation and the indemnification provisions in the Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty (including breaches resulting from grossly negligent conduct) and may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. Furthermore, a stockholder's investment in the Company may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers of the Company pursuant to the indemnification provisions in the Company's Bylaws. The limited liability provisions in the Certificate of Incorporation will not limit the liability of directors under federal securities laws.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.        EXHIBITS.

      5 The undersigned Registrant hereby undertakes that it will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

      23.1     Consent of Independent Auditors.

      24       Power of Attorney (included on Signature Page)

ITEM 9.        UNDERTAKINGS.

               (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                      4

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               (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      5

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pasadena, California, on this 2nd day of February, 1998.


                                                PAULA FINANCIAL


                                       By: /s/ Jeffrey A. Snider
                                           ------------------------
                                               Jeffrey A. Snider
                                            Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Bradley K. Serwin and James A. Nicholson, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the acquirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the their capacities and on the dates indicated.

       SIGNATURE                       TITLE                      DATE

/s/ Jeffrey A. Snider           Chairman of the Board,       February 2, 1998
--------------------------       President and Chief
    Jeffrey A. Snider             Executive Officer
                                (Principal Executive
                                       Officer)


/s/ James A. Nicholson         Executive Vice President,     February 2, 1998
--------------------------     Chief Financial Officer,
    James A. Nicholson          Treasurer and Director
                                 (Principal Financial
                                       Officer)



/s/ Andrew M. Slavitt                  Director              February 2, 1998
--------------------------
    Andrew M. Slavitt


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/s/ Bradley K. Serwin                  Director              February 2, 1998
--------------------------
   Bradley K. Serwin


/s/ Jerry M. Miller                    Director              February 2, 1998
--------------------------
    Jerry M. Miller


/s/ Ronald W. Waisner                  Director              February 2, 1998
--------------------------
    Ronald W. Waisner


/s/ John B. Clinton                    Director              February 2, 1998
--------------------------
    John B. Clinton


/s/ Gerard Vecchio                     Director              February 2, 1998
--------------------------
     Gerard Vecchio


/s/ Robert A. Puccinelli               Director              February 2, 1998
--------------------------
   Robert A. Puccinelli


                                       7

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         Pursuant to the requirements of the Securities Act of 1933, the person who administers the PAULA Financial & Subsidiaries 401(k) Retirement Savings Plan has duly executed this Registration Statement on Form S-8, in Pasadena, California on February 2, 1998.

                                        By: /s/ James A. Nicholson
                                            ----------------------------------
                                        Name:   James A. Nicholson
                                        Title:  Chairman of the Administrative
                                                Committee of the PAULA
                                                Financial & Subsidiaries 401(k)
                                                Retirement Savings Plan


                                       8


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                                EXHIBIT INDEX

Exhibit   Description                          Sequentially Numbered Page
-------   -----------                          --------------------------
23.1      Consent of Independent Auditors                --

24        Power of Attorney
          (included on Signature Page)

                                       9